                                                          EXHIBIT 10.2

                                 THIRD AMENDMENT
                                     TO THE
                      AMENDED AND RESTATED CREDIT AGREEMENT

          THIRD AMENDMENT dated as of September 11, 1996 (this "Amendment") to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 1995 (as modified by the Waiver and First Amendment thereto dated as of February 16, 1996 and by the Second Amendment thereto dated as of May 10, 1996, the "Credit Agreement"), each among THE GRAND UNION COMPANY, a Delaware corporation (the "Borrower"), the institutions from time to time party thereto as lenders (the "Banks") and BANKERS TRUST COMPANY, as agent (the "Agent"). Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement.

                             W I T N E S S E T H :

          WHEREAS, the Borrower, Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership (together with Trefoil, the "Purchasers") have entered into a Stock Purchase Agreement dated as of July 30, 1996 (the "Stock Purchase Agreement"), pursuant to which the Borrower desires to issue and sell from time to time to the Purchasers, on the terms and conditions set forth therein and the exhibits thereto, convertible preferred stock of the Borrower for an aggregate purchase price of $100,000,000 (such transaction, the "Convertible Preferred Stock Sale");

          WHEREAS, in connection therewith, the Borrower has requested that the Credit Agreement be amended to, among other things:

               (a) make the mandatory prepayment obligations of the Borrower under Section 4.2(A)(e) of the Credit Agreement inapplicable to the Net Equity Issuance Proceeds received from time to time by the Borrower pursuant to the Convertible Preferred Stock Sale (Section 1(a) hereof);

               (b) modify certain of the obligations of the Borrower under the Further Assurances Agreement dated as of June 15, 1995, as amended, supplemented or otherwise modified, between the Borrower and the Agent, and the consequences of the failure of the


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     Borrower to comply with such obligations (Sections 1(c), (d) and (z)
     hereof);

               (c) clarify certain possible ambiguities in the Credit Agreement relating to (i) the number of stores the Borrower is permitted to close in connection with the opening of Replacement Stores (Section 1(f) hereof),
     (ii) the Borrower's ability to obtain releases of liens on sold assets (Section 1(g) hereof), and (iii) the definitions of the terms "Additional Mortgage" and "Additional Security Documents" (Section 1(s) hereof);

               (d) increase the amount of Consolidated Capital Expenditures that the Borrower is permitted to make from time to time pursuant to Section 8.4(a) of the Credit Agreement (Section 1(h) hereof);

               (e) increase (i) the amount of advances the Borrower can make to developers of stores (Section 1(j) hereof), and (ii) the amount of notes the Borrower can receive in connection with dispositions of stores (Section 1(k) hereof);

               (f) permit the Borrower to make certain payments to the Convertible Preferred Stock Purchasers (as defined in the Credit Agreement after giving effect to this Amendment) and their Affiliates (Section 1(l) hereof);
               (g) adjust certain of the financial covenants of the Borrower contained in the Credit Agreement and the method of calculating the Borrower's compliance with the same (Sections 1(m), (n), (t), (v), (w), (x) and (y) hereof);

               (h) permit the Borrower to issue convertible preferred stock to the Convertible Preferred Stock Purchasers pursuant to the Stock Purchase Agreement (Section 1(o) hereof);

               (i) make the mandatory prepayment obligations of the Borrower under Section 4.2(A)(g) of the Credit Agreement and the Event of Default described in Section 9.10 (iii) of the Credit Agreement inapplicable to any Change of Control Event resulting from the Convertible Preferred Stock Sale (Sections 1(q) & (u) hereof); and


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               (j) permit the Borrower to make certain amendments to its
     Certificate of Incorporation and By-Laws and to the Senior Note Documents (Section 2 hereof); and

          WHEREAS, subject to and upon the terms and conditions hereinafter set forth and in the Credit Agreement as amended hereby (including Sections 1(b), (e), (i), (p), & (r), 3, 4, 5 & 6 hereof), the Banks party hereto are agreeable to the foregoing;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the date hereof as follows:

          (a) Section 4.2(A)(e) of the Credit Agreement is amended by (i) deleting the word "and" before clause (y) of the parenthetical commencing in the fifth line of such Section; and (ii) inserting the following at the end of such clause (y):

     ", and (z) issuances of convertible preferred stock and issuances of common stock on conversion of such convertible preferred stock (but only so long as no consideration (other than the preferred stock being converted) is received by the Company or any of its Subsidiaries in connection with such conversion), in each case pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date".

          (b) Section 7.1 of the Credit Agreement is amended by (i) relettering paragraph (j) thereof as paragraph "(l)"; and (ii) inserting the following after paragraph (i) thereof as new paragraphs (j) and (k):

          "(j) CONVERTIBLE PREFERRED STOCK DOCUMENTS. Promptly upon, but in any event within three Business Days of, obtaining knowledge thereof, copies of (i) each notice received or delivered by the Borrower after the Amendment No. 3 Effective Date pursuant to the Convertible Preferred Stock Documents, and (ii) each amendment or other modification entered into after the Amendment No. 3 Effective Date to any Convertible Preferred Stock Document and each agree-


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


     ment or other instrument entered into by the Borrower after the Amendment No. 3 Effective Date with or for the benefit of any Convertible Preferred Stock Purchaser or any Affiliate thereof (other than any product or similar agreement entered into in the ordinary course of business).

          (k) ADDITIONAL MONTHLY REPORTS. As soon as practicable, and in any event within 30 days, after the end of each fiscal month of the Borrower, a certificate of an Authorized Officer of the Borrower setting forth (i) a complete list of each Additional Mortgage delivered to the Collateral Agent during such fiscal month, (ii) a complete list of each Leasehold and other Real Property acquired by the Borrower or any of its Subsidiaries during such fiscal month, together with a description of the proposed use of each such Leasehold and other Real Property, (iii) the respective aggregate amounts of Adjusted Consolidated Capital Expenditures made during such fiscal month and during the period from the beginning of the fiscal year in which such fiscal month occurs to the end of such fiscal month, and (iv) the respective aggregate amounts of Consolidated Capital Expenditures made and incurred during the period from the Amendment No. 3 Effective Date through the end of such fiscal month (A) in total pursuant to Section 8.4(a), and (B) in reliance on the proviso to Section 8.4(h)."

          (c) Section 7.11(a) of the Credit Agreement is amended by replacing the first sentence thereof with the following:

          "The Borrower shall (i) by no later than December 31, 1996, grant the Collateral Agent security interests in and mortgages on its Leaseholds, fixtures and improvements relating to the Berlin, VT store (Store #1923), the Malta, NY store (Store #1990) and the Sommerville, NJ store (Store #3197), and take all actions with respect thereto required by this Section 7.11(a); (ii) by no later than August 31, 1997, grant the Collateral Agent security interests in and mortgages on its Leaseholds, fixtures and improvements relating to the Designated Stores, and take all actions with respect thereto required by this Section 7.11(a); and (iii) within 30 days of a request therefor from the Agent, grant, or cause its Subsidiaries to grant, as the case may be, to the


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     Collateral Agent security interests in and mortgages on such other assets and properties of the Borrower or its Subsidiaries as are not covered by original Security Documents."

          (d) Section 7.11(b) of the Credit Agreement is amended by inserting "the validity, perfection, priority or enforcement of the Liens on" after the words "relating to" in the ninth line of such section; and Section 7.11(d) of the Credit Agreement is amended in its entirety to read as follows:

          "(d)  The Borrower agrees that each action required by this Section
     7.11 shall be completed as soon as possible, but in no event later than (i) in the case of paragraph (a) hereof, the applicable dates set forth therein, (ii) in the case of clause (b) hereof, 30 days after such action is requested to be taken by the Agent or the Required Banks, and (iii) in the case of clause (c) hereof, 60 days after such action is requested to be taken by the Agent or the Required Banks; PROVIDED that in no event shall the Borrower be required to take any action, other than using commercially reasonable efforts, to obtain consents from third-parties with respect to its compliance with clause (iii) of paragraph (a) of this Section 7.11 or paragraph (b) of this Section 7.11. Until August 31, 1997 and thereafter if the Borrower complies with clauses (i) and (ii) of paragraph (a) of this
     Section 7.11 within the applicable time periods required thereby, and notwithstanding anything to the contrary contained herein or in the Further Assurances Agreement dated as of June 15, 1995 (as amended, supplemented or otherwise modified from time to time, the "Further Assurances Agreement") between the Borrower and the Agent, but without excusing or otherwise minimizing the obligations of the Borrower to comply therewith, the failure of the Borrower to comply with clause (iii) or the last sentence of paragraph (a) of this Section 7.11 or Section 1(a), (b) or (c) of the Further Assurances Agreement shall not constitute a Default or Event of Default."

          (e) Section 7 of the Credit Agreement is further amended by inserting the following after Section 7.13 thereof as new Section 7.14:


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               "7.14 MINIMUM ADJUSTED CONSOLIDATED CAPITAL EXPENDITURES.  During
     each period specified below, the Borrower shall cause store-related
     Adjusted Consolidated Capital Expenditures to be made in an aggregate amount that is at least equal to 85% of the amount set forth below opposite such period:

          Fiscal Year ending 1997           $62,964,000
          Fiscal Year ending 1998           $87,100,000
          Fiscal Year ending 1999           $70,400,000
          Fiscal Year ending 2000           $64,000,000
          Fiscal Year ending 2001           $74,000,000;

          PROVIDED that: (a) with respect to the fiscal year of the Borrower ending in 1997 only, the percentage specified above shall be reduced to (i) 75% if the Borrower has not received at least $40,000,000 of gross proceeds from the sale of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents on or prior to September 30, 1996, (ii) 65% if the Borrower has not received such proceeds on or prior to October 31, 1996, and (iii) 55% if the Borrower has not received such proceeds on or prior to November 30, 1996; and (b) the aggregate amount of Adjusted Consolidated Capital Expenditures that are otherwise required to be made during any fiscal year of the Borrower pursuant to this Section
     7.14 shall be reduced by the Section 7.14 Credit Amount, if any, for such fiscal year."

          (f) Section 8.1(d) of the Credit Agreement is amended by substituting the proviso thereto with the following:

          "; PROVIDED that no more than 13 stores in any fiscal year of the Borrower, and 69 stores in the aggregate, will be permitted to be closed under this clause (d); and, PROVIDED FURTHER, that the number of stores that are permitted to be closed under this clause (d) other than in connection with the replacement of such stores with Replacement Stores shall be limited to 8 stores in any fiscal year of the Borrower, and 45 stores in the aggregate;".

          (g) Section 8.1 of the Credit Agreement is further amended by substituting the parenthetical commencing in the fourth line, and ending in the sixth line, of the last sentence of such Section with the following:


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     "(and all requirements, if any, of such waiver and/or the Credit Documents, as the case may be, to a release of such Collateral from the Liens created by the respective Security Document are satisfied)".

          (h) Section 8.4(a) of the Credit Agreement is amended by substituting the table of allowable Consolidated Capital Expenditures contained therein (but not the proviso following such table) with the following:

             "Period                    Amount
              ------                    ------

     Fiscal Year ending 1996          $53,500,000
     Fiscal Year ending 1997          $75,000,000
     Fiscal Year ending 1998          $95,000,000
     Fiscal Year ending 1999          $90,000,000
     Fiscal Year ending 2000          $90,000,000
     Fiscal Year ending 2001         $100,000,000
     Fiscal Year ending 2002          $90,000,000
     Thereafter to and including
       the Final Maturity Date        $25,000,000".

          (i) Section 8.4 of the Credit Agreement is further amended by inserting the following after paragraph (g) thereof as a new paragraph (h):

          "(h) Notwithstanding anything to the contrary contained herein, from and after the Amendment No. 3 Effective Date, no Consolidated Capital Expenditures (other than Consolidated Capital Expenditures effected through the incurrence of Capitalized Lease Obligations (Equipment) or Indebtedness secured by Liens permitted pursuant to Section 8.2(i) or (j)) may be made in respect of any existing, replacement or new store or committed to be made in respect of any store then owned or leased by the Borrower or any of its Subsidiaries unless, in each such case, to the extent the following have not been waived by the Agent with respect thereto (which waiver may be given or withheld by the Agent in its sole discretion): (i) the Collateral Agent has been granted, for the benefit of the Secured Parties, security interests and mortgages, as applicable, in respect of such store and all real and personal property owned or leased by the Borrower or any of its Subsidiaries that is related thereto, and (ii) in the case of any such mortgages and security interests granted on or after the Amendment No. 3 Effective


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


     Date, (A) such security interests and mortgages, and the documentation evidencing the same, meet the requirements set forth in Section 7.11(a) (other than the first sentence thereof) to the same extent as if such store was a Designated Store, and (B) all other actions that must be taken pursuant to Section 7.11(a) (other than the first sentence thereof) in respect of security interests, mortgages and related documentation for Designated Stores and assets related thereto shall have been taken with respect to such security interests, mortgages and documentations; PROVIDED that Consolidated Capital Expenditures may be made or committed to be made in respect of existing (but not replacement or new) stores on which the Collateral Agent does not have a Mortgage or Additional Mortgage in an aggregate amount for all such Consolidated Capital Expenditures made or committed to be made after the Amendment No. 3 Effective Date not to exceed $40,000,000 at any time prior to April 3, 1999 or $60,000,000 at any time."

          (j) Section 8.5(g) of the Credit Agreement is amended by substituting the following for the phrase "not exceeding $10,000,000 at any time outstanding" contained therein:

     "not exceeding $20,000,000 at any time outstanding; PROVIDED that such advances are evidenced by notes in favor of the Borrower and such notes are pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents".

          (k) Section 8.5(i) of the Credit Agreement is amended by substituting the following for the phrase "shall not exceed $500,000 and (y) the aggregate amounts of all such notes hereunder shall not exceed $4,000,000" contained therein:

     "shall not exceed $1,000,000, (y) the aggregate amounts of all such notes hereunder shall not exceed $8,000,000, and (z) all such notes are pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents".

          (l) Section 8.7 of the Credit Agreement is amended by inserting the following at the end of such Section:

     "; PROVIDED that (i) the Borrower may reimburse the Convertible Preferred Stock Purchasers for


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     up to $1,000,000 of costs and expenses incurred by the Convertible
     Preferred Stock Purchasers in connection with the consummation of the transactions contemplated by the Convertible Preferred Stock Purchase Agreement as in effect on the Amendment No. 3 Effective Date, (ii) to the extent the payment of any transaction fee by the Borrower to Shamrock Capital Advisors, Inc. or GE Investment Management Incorporated is a condition precedent under the Convertible Preferred Stock Purchase Agreement as in effect on the Amendment No. 3 Effective Date to the closing of any sale of convertible preferred stock of the Borrower pursuant thereto, the Borrower may pay such fee in connection with the consummation of such sale if, after giving effect to such payment, the aggregate amount of all such fees paid by the Borrower does not exceed $4,000,000, (iii) so long as no Default or Event of Default has occurred and is continuing at the time of the payment thereof, the Borrower may pay management fees to Shamrock Capital Advisors, Inc. from time to time on and after the Principal Closing Date (as defined below) in accordance with the terms of the Management Agreement (as defined in the Convertible Preferred Stock Purchase Agreement) as in effect on the Amendment No. 3 Effective Date in an aggregate amount not to exceed (A) $300,000 at any time prior to the first anniversary of the Principal Closing Date, (B) $700,000 at any time prior to the second anniversary of the Principal Closing Date or (C) $1,200,000 at any time, and (iv) the Borrower may pay the costs and expenses from time to time required to be paid by it under the terms of the Registration Rights Agreement (as defined in the Convertible Preferred Stock Purchase Agreement) as in effect on the Amendment No. 3 Effective Date. For purposes of this Section 8.7, "Principal Closing Date" shall mean the first date on which the Borrower has received at least $40,000,000 of gross proceeds from the sale of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Purchase Agreement."


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               (m)  Section 8.9 of the Credit Agreement is amended by
substituting the following table of minimum EBITDA for the table contained therein:

               Fiscal Quarter                     Amount
               -----------------------------------------
               October 1996                   $135,000,000
               January 1997                    135,000,000
               March 1997                      140,000,000
               July 1997                       140,000,000
               October 1997                    140,000,000
               January 1998                    140,000,000
               March 1998                      150,000,000
               July 1998                       150,000,000
               October 1998                    150,000,000
               January 1999                    150,000,000
               March 1999                      165,000,000
               July 1999                       165,000,000
               October 1999                    165,000,000
               January 2000                    165,000,000
               March 2000                      165,000,000
               July 2000                       165,000,000
               October 2000                    165,000,000
               January 2001                    165,000,000
               March 2001                      165,000,000
               July 2001                       165,000,000
               October 2001                    165,000,000
               January 2002                    165,000,000
               March 2002                      165,000,000

          (n) Section 8.11 of the Credit Agreement is amended by substituting the following table of minimum ratio of EBITDA to Total Cash Interest Expense for the table contained therein:

          Period                                  Ratio
          ---------------------------------------------

Fiscal Quarter ending in October 1996 to and including Fiscal Quarter ending in January 1997
1.3:1

Fiscal Quarter ending in March 1997 to and including Fiscal Quarter ending in January 1998
1.3:1

Fiscal Quarter ending in March 1998 to and including Fiscal Quarter ending in January 1999
1.4:1

Fiscal Quarter ending in March 1999 to and including Fiscal


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Quarter ending in January 2000
1.5:1

Fiscal Quarter ending in March 2000 to and including Fiscal Quarter ending in January 2001
1.7:1

Fiscal Quarter ending in March 2001 to and including Fiscal Quarter ending in January 2002
1.7:1

Thereafter
1.7:1


          (o) Section 8.13 of the Credit Agreement is amended by (i) deleting the word "or" before the beginning of clause (iv) thereof, and (ii) inserting the following at the end of such clause (iv):

          "(other than convertible preferred stock of the Borrower issued pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date), (v) at any time on or after the Amendment No. 3 Effective Date, amend or otherwise modify (including, without limitation, by granting any consent or waiver under, or entering into any agreement with the Convertible Preferred Stock Purchasers or any of their Affiliates that is inconsistent with), or permit the amendment or other modification of, any Convertible Preferred Stock Document or consent or otherwise agree to the termination of any Convertible Preferred Stock Document if such amendment, modification or termination would in the reasonable judgment of the Agent be adverse to the Banks (it being understood that a termination of the Convertible Preferred Stock Purchase Agreement or a modification of the obligations of the Convertible Preferred Stock Purchasers to purchase convertible preferred stock pursuant thereto would be adverse to the Banks) or (vi) make any payment pursuant to Article VII ('Termination') of the Convertible Preferred Stock Purchase Agreement in cash to the extent such agreement permits the same to be paid in a form other than cash. Promptly, but in any event within two Business Days of each sale of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents, the Borrower shall deliver to the Agent (i) a


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


     notice of such sale setting forth the number of shares sold and the aggregate gross proceeds received by the Borrower in connection therewith, and (ii) a copy of each certificate and legal opinion delivered to or by or on behalf of the Borrower in connection therewith".

          (p) Section 9.3 of the Credit Agreement is amended by (i) inserting "or (c)" after "clause (a)" in the parenthetical contained in clause (b) of such Section; and (ii) inserting the following before the word "or" ending such Section as a new clause (c) thereof:

          "or (c) default for more than 60 consecutive days in the due performance and observance by it of Section 7.14 and the Agent or the Required Banks shall have delivered a notice of such default to the Borrower;".

          (q) Section 9.10 of the Credit Agreement is amended by (i) deleting the word "or" at the end of clause (iii) thereof; and (ii) inserting the following at the end of clause (iv) thereof:

          "or (v) the failure at any time of at least 200,000 shares of Borrower Common Stock or Borrower Common Stock having an aggregate market value of at least $1,000,000 to be held by Persons who are neither an officer or director of the Borrower or a beneficial owner of more than 10% of the total outstanding shares of Borrower Common Stock; PROVIDED that the occurrence of any event described in the foregoing clause (ii) or (iii) shall not constitute an Event of Default so long as such event arises solely as a direct result of the acquisition of Voting Stock by the Convertible Preferred Stock Purchasers pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date;".

          (r) Section 9 of the Credit Agreement is further amended by inserting the following at the end of Section 9.11 thereof:

          "or

          9.12 CONVERTIBLE PREFERRED STOCK DOCUMENT RELATED MATTERS. (i) The Borrower shall fail to receive on or prior to December 31, 1996 at least $40,000,000 of gross proceeds from sales pursuant to


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


     the Convertible Preferred Stock Documents of convertible preferred stock of the Borrower, (ii) the Borrower shall fail to receive from sales pursuant to the Convertible Preferred Stock Documents of convertible preferred stock of the Borrower gross proceeds (A) of at least
     $60,000,000 on or prior to February 25, 1997, (B) of at least $80,000,000 on or prior to August 25, 1997, or (C) of at least $ 100,000,000 on or prior to February 25, 1998, and the Agent or the Required Banks shall have delivered a notice to the Borrower that such failure constitutes an Event of Default, (iii) unless otherwise consented to by the Required Banks, any holder of Senior Notes shall be paid or required to be paid any fee or other amounts in connection with any consent or waiver under, or other modification to, any provision of any Senior Note Document that, in any such case, relates to (or is entered into in contemplation of) the Convertible Preferred Stock Documents or any of the transactions contemplated thereby, or (iv) the Board of Directors of the Borrower shall fail, at any time prior to the receipt by the Borrower of at least $100,000,000 of gross proceeds from the sale of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents, to include at least three individuals (other than Mr. Roger E. Stangeland) that are Disinterested Directors (as such term is defined in the Convertible Preferred Stock Purchase Agreement as in effect on the Amendment No. 3 Effective Date); PROVIDED that the occurrence of any failure described in the foregoing clause (iv) shall not constitute an Event of Default so long as such Default is cured within 90 days after the later of the occurrence thereof or the Borrower's discovery thereof;".

          (s) The respective definitions of the terms "Additional Mortgage" and "Additional Security Documents" contained in Section 10 of the Credit Agreement are hereby amended in their entirety to read as follows:

          "'Additional Mortgages' shall mean each mortgage entered into by the Borrower or any of its Subsidiaries after the Closing Date purporting to grant a Lien in favor of the Collateral Agent on any Leasehold or other Real Property of the Borrower or any of its Subsidiaries."


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


          "'Additional Security Documents' shall mean each security agreement or similar document (including any Additional Mortgage) entered into by the Borrower or any of its Subsidiaries after the Closing Date purporting to grant a Lien in favor of the Collateral Agent on any asset of the Borrower or any of its Subsidiaries."

          (t) The definition of the term "Adjusted Capitalized Lease Obligations (Other)" contained in Section 10 of the Credit Agreement is amended by substituting the following for the phrase "(i) $8,000,000 for each of the fiscal years ending in 1996 and 1997 and (ii) $10,000,000 for each of the fiscal years ending thereafter" contained therein:

     "(i) $8,000,000 for the fiscal year ending in 1996, (ii) $15,000,000 for the fiscal year ending in 1997 and (iii) $25,000,000 for each of the fiscal years ending thereafter".

          (u)  The definition of the term "Change of Control Event" contained in
Section 10 of the Credit Agreement is amended by:

               (i) inserting the following at the end of clause (i) of such definition:

          "(other than solely as a direct result of any such acquisition of Voting Stock by the Convertible Preferred Stock Purchasers pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date or the execution and delivery of the Ratification and Voting Agreements (as defined in the Convertible Preferred Stock Purchase Agreement as in effect on the Amendment No. 3 Effective Date))"; and

               (ii) modifying clause (ii) of such definition to read as follows:

          "(ii) any Change of Control under and as defined in the Senior Note Documents shall occur (including, without limitation, any such Change of Control which occurs as a result of the consummation of any of the transactions contemplated by the Convertible Preferred Stock Documents), except to the extent, and only for so long as, there is an effective waiver by the requisite holders of the Senior Notes of the obligations and rights of the Borrower and the holders of the Senior Notes arising as a result thereof under the Indenture for the Senior Notes".

          (v) The definition of the term "Cumulative EBITDA Minus Adjusted Cumulative Consolidated Capital Expenditures" contained in Section 10 of the Credit Agreement is amended by adding the following after the phrase "(ii) Adjusted Consolidated Capital Expenditures made during such period" contained therein:

     "plus (iii) Net Equity Issuance Proceeds received by the Borrower during such period from sales of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date".

          (w) The definition of the term "EBITDA" contained in Section 10 of the Credit Agreement is amended by (i) inserting "(a)" before the word "adding" in the second line of such definition, and (ii) inserting the following before the first proviso to such definition:

     ", and (b) (i) to the extent included as a deduction in calculating Consolidated Net Income for such period, adding back the aggregate amount of fees, costs and expenses paid by the Borrower during such period in connection with the consummation of the transactions contemplated by the Convertible Preferred Stock Documents; PROVIDED that the aggregate amount of such fees, costs and expenses which may be so added back during the term of this Agreement shall be limited to $11,500,000; and (ii) to the extent not included as a deduction in calculating Consolidated Net Income for such period or any prior period, deducting an amount equal to the excess, if any, of the aggregate amount of all such fees, costs and expenses paid by the Borrower prior to or during such period over $11,500,000;".

          (x) The definition of the term "Fixed Charge Coverage Ratio" contained in Section 10 of the Credit Agreement is amended by substituting the following for the phrase "(i) EBITDA for such period" contained therein:

     "(i) the sum of (A) EBITDA for such period, plus (B) the Net Equity Proceeds Carryover Amount for such period plus (C) Net Equity Issuance Proceeds re-ceived by the Borrower during such period from sales of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date".

          (y) The following definitions of new terms are inserted in Section 10 of the Credit Agreement in alphabetical order:

          "'Amendment No. 3 Effective Date' shall mean the 'Effective Date', as such term is defined in Section 4 of Amendment No. 3 dated as of September 11, 1996 to this Agreement."

          "'Convertible Preferred Stock Documents' shall mean (a) the Convertible Preferred Stock Purchase Agreement, and (b) the Certificate of Designation of Class A Convertible Preferred Stock, stated value $50.00 per share, of the Borrower; as each of the same may from time to time be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

          "'Convertible Preferred Stock Purchase Agreement' shall mean the Stock Purchase Agreement dated as of July 30, 1996 among the Borrower and the Convertible Preferred Stock Purchasers."

          "'Convertible Preferred Stock Purchasers' shall mean Trefoil Capital Investors II, L.P., a Delaware limited partnership, GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership, and any affiliate of either of the foregoing Persons, as permitted under Section 5.12(iii) of the Convertible Preferred Stock Purchase Agreement."

          "'Designated Stores' shall mean the stores identified on Schedule XV hereto, as any such store may from time to time be substituted by a different store that is designated by the Borrower with the consent of the Agent (such consent not to be unreasonably withheld)."

          "'Net Equity Proceeds Carryover Amount' shall mean (a) for the fiscal years of the Borrower ending in 1995 and 1996, zero, and (b) for any fiscal year of the Borrower to occur thereafter, the lesser of

     (i) the amount by which the sum of (A) the EBITDA for the immediately preceding fiscal year, (B) the Net Equity Proceeds Carryover Amount for the immediately preceding fiscal year and (C) the aggregate amount of Net Equity Issuance Proceeds received by the Borrower during the immediately preceding fiscal year pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date exceeds the Fixed Charges for the immediately preceding fiscal year, and (ii) the sum of (A) the aggregate amount of Net Equity Issuance Proceeds received by the Borrower during the immediately preceding fiscal year pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 3 Effective Date and (B) the Net Equity Proceeds Carryover Amount for the immediately preceding fiscal year."

          "'Section 7.14 Credit Amount' shall mean, for any fiscal year of the Borrower ending in 1998 or thereafter, the excess, if any, of (a) the aggregate amount of Adjusted Consolidated Capital Expenditures made during the immediately preceding fiscal year, over (b) the sum of (i) the amount set forth opposite the immediately preceding fiscal year in Section 7.14, plus (ii) the Cure Amount (as defined below), if any, for such fiscal year. "Cure Amount" shall mean, for any fiscal year of the Borrower, the excess, if any, of (a) the sum of (i) the aggregate amount of Adjusted Consolidated Capital Expenditures required to be made pursuant to Section
     7.14 (after giving effect to the proviso thereto) during the immediately preceding fiscal year of the Borrower, plus (ii) the aggregate amount of Adjusted Consolidated Capital Expenditures required to be made during such immediately preceding fiscal year in order to cure Defaults or Events of Defaults under Section 7.14 that existed as of the beginning of such immediately preceding fiscal year, over (b) the aggregate amount of Adjusted Consolidated Capital Expenditures actually made during the immediately preceding fiscal year."

          (z)  The Credit Agreement is further amended by making Annex I hereto
Schedule XV to the Credit Agreement.

          Section 2. CONSENT TO AMENDMENTS TO CERTAIN DOCUMENTS. Notwithstanding anything to the contrary con-tained in clause (iii) of Section 8.13 of the Credit Agreement, but subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, in connection with the initial closing under the Stock Purchase
Agreement: (a) the Certificate of Incorporation and By-Laws of the Borrower may be amended as set forth in the forms of amendments thereto previously delivered to the Agent; (b) the Borrower may file with the Secretary of State of the State of Delaware a Certificate of Designation in respect of the convertible preferred stock to be issued and sold pursuant to the Stock Purchase Agreement that is in form and substance substantially similar to the form thereof previously delivered to the Agent; and (c) the indenture governing the Senior Notes may be amended pursuant to a Supplemental Indenture that is in form and substance substantially similar to the form thereof previously delivered to the Agent.

          Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and each Bank that:

          (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof;

          (b) the Stock Purchase Agreement constitutes the valid and binding agreement of the Purchasers enforceable against the Purchasers in accordance with the terms thereof, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

          (c) the representations and warranties of the Borrower and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate to a different specific date.

          Section 4. EFFECTIVENESS. The amendments to the Credit Agreement set forth in Section 1 hereof and the consents set forth in Section 2 hereof shall become effective on the date (the "Effective Date") that each of the following conditions precedent has been satisfied:

          (a) the Agent shall have executed and delivered a counterpart of this Amendment and received duly executed counterparts of this Amendment from the Borrower, each Subsidiary of the Borrower that is a party to any Credit Document and as many of the Banks as shall be necessary to comprise the "Required Banks" or the "Required Class Creditors", as the case may be;

          (b) (i) the Stock Purchase Agreement and all agreements, instruments and other documents entered into by the Borrower and/or the Purchasers in connection therewith (including, without limitation, the Certificate of Designation for the preferred stock to be issued pursuant to the Stock Purchase Agreement, collectively, the "Equity Documents"), and all amendments to, and other deviations in the Equity Documents from, the execution copies of the Equity Documents delivered to the Agent prior to the Agent's execution of this Amendment either shall not have an adverse effect on the Banks in any way or shall be reasonably satisfactory in form and substance to the Agent; (ii) the Stock Purchase Agreement and all of the other Equity Documents shall be in full force and effect; (iii) the aggregate amount of fees (other than termination and management fees and reimbursements of costs and expenses) required to be paid from time to time by the Borrower to investment banks, brokers, finders, the Purchasers and the Purchasers' respective Affiliates in connection with the consummation of the Convertible Preferred Stock Sale shall not exceed $9,250,000; (iv) the Purchasers shall have executed and delivered to the Borrower a written consent, in the form thereof previously approved by the Agent, to the payment by the Borrower of the fees described in clause (f) below; and (v) an initial sale of convertible preferred stock of the Borrower pursuant to the Stock Purchase Agreement shall have occurred, and the Borrower shall have received gross proceeds of at least $14,999,900 from such sale;

          (c) the Borrower shall have delivered to the Agent an executed certificate of the Borrower, dated as of the Effective Date, stating that: (i) the representations and warranties of the Borrower set forth in Section 3 hereof and in the Stock Purchase Agreement and the other Equity Documents were true and correct when made and, subject to the qualifications contained in Section 6.4(a) of the Stock Purchase Agreement in the case of the representations and warranties contained therein, are true and correct on and as of the Effective Date as if made on the Effective Date; (ii) all projections and pro forma financial information provided by the Borrower to the Agent or any Bank in connection with this Amendment, the Convertible Preferred Stock Sale and the other transactions contemplated hereby and by the Equity Documents are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; (iii) the conditions precedent set forth in clause (b) above are satisfied on and as of the Effective Date; (iv) attached thereto are true and complete copies of each of the Equity Documents as in effect on the Effective Date, and, except as noted in such certificate or otherwise disclosed to the Agent in writing, such documents do not vary in any material respect from the execution versions thereof provided to the Agent prior to its execution hereof; and (v) attached thereto is a true and complete copy of the consent referred to in paragraph (b)(iv) above, and such consent is in full force and effect;

          (d) the Agent shall have received from Ropes & Gray, special counsel to the Borrower, a legal opinion, dated the Effective Date, substantially in the form thereof provided by the Agent to the Borrower prior to the Agent's execution hereof;

          (e) the Borrower shall have delivered to the Agent a copy of each certificate and legal opinion delivered to, or by or on behalf of, the Borrower pursuant to the Stock Purchase Agreement in connection with the initial closing thereunder;

          (f) the Borrower shall have paid to the Agent, for the account of the applicable Banks, in immediately available funds: (i) the fees required by
Section 5 hereof, and (ii) for each Bank that holds any outstanding Term Loans, an extension fee in an amount equal to 15 basis points on the product of (A) $65,000,000, and (B) a fraction, the numerator of which is the aggregate outstanding principal amount of Term Loans held by such Bank and the denominator of which is the aggregate outstanding principal amount of all of the Term Loans;

          (g) the Agent shall have received a letter, addressed to the Agent and the Banks and dated the Effective Date, from the Purchasers, substantially similar to the form thereof provided to the Borrower by the Agent prior to the date hereof, and containing: (i) a consent of the Purchasers to the collateral assignment to the Collateral Agent pursuant to the Borrower Security Agreement of all of the Borrower's rights under the Stock Purchase Agreement; and (ii) an agreement of the Purchasers that, until such time as the Borrower has received gross proceeds of $100,000,000 pursuant to the Convertible Preferred Stock Sale, the Purchasers will not, without the consent of at least two Disinterested Directors (as defined in the Stock Purchase Agreement) other than Mr. Roger E. Stangeland, cause or permit the Borrower to commence a voluntary case concerning itself under the Bankruptcy Code or commence any other proceeding relating to the Borrower under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction;

          (h) the Borrower shall have executed and/or delivered to the Agent such other certificates and documents, and shall have furnished such other legal opinions, as the Agent may reasonably request prior to the Effective Date as a result of the existence of any facts or the occurrence of any condition or event that, in any such case, was unknown to the Agent prior to August 30, 1996 or occurred after August 30, 1996 and which, in the reasonable judgment of the Agent, did or could have an adverse effect on the Banks, the Borrower or the transactions contemplated hereby; and

          (i) the Agent shall have delivered a certificate to the Borrower and the Banks (which the Agent shall be obligated to do if the foregoing conditions have been satisfied) stating that the Effective Date has occurred and specifying the calendar date thereof, it being understood that the delivery of such certificate shall not in any manner be deemed to be a representation or other certification by the Agent as to the satisfaction of paragraph (a) of this
Section 4.

          Section 5. AMENDMENT FEES. The Borrower shall pay to the Agent, in immediately available funds, for the account of each Bank that executes and delivers (by facsimile or otherwise) a signature page to this Amendment on or prior to the date of this Amendment, an amendment fee equal to 12.5 basis points on the sum of (a) such Bank's Revolving Loan Commitment, and (b) the aggregate outstanding principal amount of Term Loans held by such Bank. Each such fee shall be paid by the Borrower within five Business Days of the date of this Amendment.

          Section 6. STATUS OF CREDIT DOCUMENTS. (a) This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, (i) the terms, provisions and conditions of the Credit Documents, (ii) the terms and provisions of the Further Assurances Agreement dated as of June 15, 1995, as modified in writing prior to the date hereof and herein, between the Borrower and the Agent, and (iii) the Liens granted under the Credit Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          (b) Without limiting the foregoing, neither this Amendment (including, without limitation, the consents granted in Section 2 hereof and the confirmations made pursuant to paragraph (c) below) nor the deeming by the Agent pursuant hereto of any Equity Document as being satisfactory to it shall be construed in any respect as, and is not intended to be: (i) a consent by the Agent or any Bank to the consummation by the Borrower of any of the transactions contemplated by the Equity Documents (other than the entering into or filing, as applicable, by the Borrower of the documents referred to in Section 2 hereof) or the performance by the Borrower of any term or provision of any Equity Document (including, without limitation, the Certificate of Designation for the preferred stock to be issued and/or sold pursuant to the Equity Documents), in any such case that is prohibited by the Credit Agreement, as expressly amended hereby, or
(ii) a waiver by the Agent or any Bank of (A) any violation of the Credit Agreement, as expressly amended hereby, or any Default or Event of Default thereunder that in any such case arises as a result of the performance or observance by the Borrower of any of its covenants, agreements and obligations under, or the consummation of any transaction (other than those expressly consented to pursuant Section 2 hereof) contemplated by, any Equity Document (including, without limitation, any such violation, Default or Event of Default that would arise under Section 8.6 of the Credit Agreement, as expressly amended hereby, as a result of the performance by the Borrower of any obligation of the Borrower under the Equity Documents to pay cash dividends on, or redeem, any shares of stock issued and/or sold pursuant to the Equity Documents), or (B) any rights and remedies arising in favor of the Agent or any Bank under the Credit Documents or otherwise as a result of the occurrence of any such violation, Default or Event of Default.

          (c) The Borrower acknowledges that the performance by the Borrower of its following obligations under the Equity Documents will, unless consented to in writing by the requisite Banks after the Effective Date, result in a violation of, and constitute an Event of Default under, the Credit Agreement as amended hereby: (i) any obligation of the Borrower under the Equity Documents to pay cash dividends (in whole or in part) on, or purchase, redeem or otherwise acquire (in whole or in part) for cash, any shares of convertible preferred stock issued from time to time pursuant to the Equity Documents, and (ii) any obligation of the Borrower under the Equity Documents to pay to any Purchaser or any of their respective Affiliates any management or similar fee at any time that a Default or an Event of Default has occurred and is continuing. Each of the Agent and the Borrower confirms to each other on the terms set forth in paragraph (b) above that it does not have any actual knowledge that any other term or provisions of the Equity Documents conflicts (or that the performance thereof could conflict) with the terms and provisions of the Credit Agreement as amended hereby.

          (d) No amendment made to the Credit Agreement pursuant to this Amendment shall relieve the Borrower from complying with any other term or provision of the Credit Agreement as amended hereby.

          Section 7. COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Waiver and Third Amendment to the Amended and Restated Credit Agreement as of the date first above written.


                    THE GRAND UNION COMPANY


                    By:  /s/ Francis E. Nicastro
                       ----------------------------
                    Name:  Francis E. Nicastro
                    Title: Vice President and
                           Treasurer


                    BANKERS TRUST COMPANY,
                      Individually and as Agent


                    By:  /s/ Mary Kay Coyle
                       ----------------------------
                       Name:  Mary Kay Coyle
                       Title: Managing Director


                    BANKAMERICA BUSINESS CREDIT, INC.


                    By:  /s/ Richard Levenson
                       ----------------------------
                       Name:  Richard Levenson
                       Title: VP


                    BANK POLSKA KASA OPIEKI, SA


                    By:  /s/ William A. Shea
                       ----------------------------
                       Name:  William A. Shea
                       Title: Vice President
                              Senior Lending Officer

                    COMPAGNIE FINANCIERE DE CIC ET
                     DE L'UNION EUROPEENNE


                    By:  /s/ Sean Mounier
                       ----------------------------
                       Name:  Sean Mounier
                       Title: First Vice President


                    By:  /s/ Brian O' Leary
                       ----------------------------
                       Name:  Brian O'Leary
                       Title: Vice President


                    THE FIRST NATIONAL BANK OF BOSTON


                    By:  /s/ Tim H.Barns
                       ----------------------------
                       Name:  Tim H. Barns
                       Title: Division Executive


                    FLEET BANK N.A.


                    By:  /s/ Eric Rubin
                       ----------------------------
                       Name:  Eric Rubin
                       Title: Vice President


                    HELLER FINANCIAL, INC.


                    By:  /s/ Salvatore Salzillo
                       ----------------------------
                       Name:  Salvatore Salzillo
                       Title: AVP


                    INTERNATIONALE NEDERLANDEN (U.S.)
                      CAPITAL CORPORATION


                    By:________________________
                       Name:
                       Title:

                    LEHMAN COMMERCIAL PAPER INC.


                    By:  /s/ Michele Swanson
                       ----------------------------
                       Name:  Michele Swanson
                       Title: Authorized Signatry

                    Nations Banc Capital Markets, Inc. as Agent for NATIONSBANK, N.A.

                    By:  /s/ Peter Santry
                       ----------------------------
                       Name:  Peter Santry
                       Title: Director


                    PROTECTIVE LIFE INSURANCE CO.


                    By:  /s/ Mark K. Okada CFA
                       ----------------------------
                       Name:  Mark K. Okada CFA
                       Title: Principal Protective Asset
                              Management Co.


                    QUANTUM PARTNERS LDC


                    By:  /s/ Mark Sonnino
                       ----------------------------
                       Name:  Mark Sonnino
                       Title: Attorney-in-fact


                    SENIOR DEBT PORTFOLIO

                    By:  Boston Management and Research,
                           as Investment Advisor


                    By:  /s/ Barbara Campbell
                       ----------------------------
                       Name:  Barbara Campbell
                       Title: Assistant Treasurer

                    TRANSAMERICA BUSINESS CREDIT
                      CORPORATION



                    By:  /s/ Perry Vavoules
                       ----------------------------
                       Name:  Perry Vavoules
                       Title: Senior Vice President


                    VAN KAMPEN AMERICAN CAPITAL PRIME
                      RATE INCOME TRUST


                    By:  /s/ Jeffrey W. Maillet
                       ----------------------------
                       Name:  Jeffrey W. Maillet
                       Title: Senior Vice President and
                              Director



          The foregoing Third Amendment to the Amended and Restated Credit Agreement is hereby consented and agreed to, and the Liens and guaranties under the Credit Documents are hereby confirmed, by:


               MERCHANDISING SERVICES, INC.
               GRAND UNION STORES, INC. OF VERMONT
               GRAND UNION STORES OF NEW  HAMPSHIRE, INC.
               SPECIALTY MERCHANDISING SERVICES, INC.

               By:  /s/ Francis E. Nicastro
                  ----------------------------
                  Name:  Francis E. Nicastro
                  Title: Vice President and Treasurer
                         of each of the above listed
                         entities

                                                                   ANNEX I
                                                                      to
                                                                THIRD AMENDMENT

                                                                 SCHEDULE XV
                                                                     to
                                                               CREDIT AGREEMENT


                               DESIGNATED STORES

1.   Sayville, NY (Store #82)

2.   New Canaan, CT (Store #207)

3.   Newtown, CT (Store #231)

4.   Port Henry, NY (Store #1153)

5.   Brattleboro, VT (Store #1861)

6.   Bolton Landing, NY (Store #1941)

7.   Willsboro, NY (Store #1942)

8.   Highland Falls, NY (Store #3277)

9.   Mt. Ivy, NY (Store #3491)

10.  Flemington, NJ (Store #3563)